Exhibit 99.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-N

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS
BY FOREIGN BANKS AND FOREIGN INSURANCE
COMPANIES AND CERTAIN OF THEIR HOLDING COMPANIES
AND FINANCE SUBSIDIARIES MAKING PUBLIC OFFERINGS
OF SECURITIES IN THE UNITED STATES
A.	Name of issuer or person filing (“Filer”): Aspen Insurance Holdings Limited

B.	This is (select one):
☑	an original filing for the Filer

☐	an amended filing for the Filer
C.	Identify the filing in conjunction with which this Form is being filed:

Name of registrant: Aspen Insurance Holdings Limited

Form type: Form F-3

File Number (if known)

Filed by: Aspen Insurance Holdings Limited

Date Filed (if filed concurrently, so indicate): Filed concurrently herewith
D.	The Filer is incorporated or organized under the laws of (Name of the jurisdiction under whose laws the filer is organized or incorporated) Bermuda and has its principal place of business at (Address in full and telephone number)

Maxwell Roberts Building, 1 Church Street, Hamilton HM 11, Bermuda

(Telephone: 441-295-8201)

E.	The Filer designates and appoints (Name of United States person serving as agent) C T Corporation System (“Agent”) located at (Address in full in the United States and telephone number) 111 Eighth Avenue, New York, NY 10011 (Telephone: 212-590-9070) as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in:
(a)	any investigation or administrative proceeding conducted by the Commission, and

(b)	any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or any of its territories or possessions or of the District of Columbia, arising out of or based on any offering made or purported to be made in connection with the securities registered by the Filer on Form (Name of Form) F-3 filed on (Date)15 Dec. 2010 or any purchases or sales of any security in connection therewith. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon, such agent for service of process, and that the service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

F.	Each person filing this Form stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-N if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the Filer’s last registration statement or report, or amendment to any such registration statement or report, filed with the Commission under the Securities Act of 1933 or Securities Exchange Act of 1934. Filer further undertakes to advise the Commission promptly of any change to the Agent’s name or address during the applicable period by amendment of this Form referencing the file number of the relevant registration form in conjunction with which the amendment is being filed.

G.	Each person filing this form undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to the form referenced in paragraph E or transactions in said securities.

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the

City of London	Country of United Kingdom

this 14th	day of December 2010 A.D.

Filer:	By (Signature and Title):

Aspen Insurance Holdings	/s/ Richard Houghton
Limited	Richard Houghton, Chief Financial Officer
This statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	/s/ Mark S. Eppley

(Title)	Mark S. Eppley, Assistant Vice President and Secretary, C T Corporation System

(Date)	12/14/10

Aspen Insurance Holdings Limited
Certificate
I, Michael Cain, Secretary of Aspen Insurance Holdings Limited (the “Company”), do hereby certify (i) that the following resolution of the Company, which authorizes CT Corporation System, as agent for service of process in the United States, is a true copy of a resolution duly passed by the Board of Directors of the Company at a meeting duly called and held on the 27th day of October, 2010 in Hamilton, Bermuda and (ii) that said resolution has not been amended or rescinded and is still in full force and effect as of the date hereof.
“RESOLVED, that CT Corporation System be, and hereby is, designated as the Company’s agent for service of process and authorised to receive communications and notices (i) from the SEC with respect to the Registration Statement in accordance with the rules and regulations of the SEC and, (ii) as specified in any underwriting agreement (an “Underwriting Agreement”), Indenture or other agreement executed in connection with the offering of any Securities, and the Authorised Officers be, and each hereby is, authorised, in the name and on behalf of the Company, to so appoint CT Corporation System on such terms as the Authorised Officer considers appropriate, and such Authorised Officer hereby is authorised to execute and deliver for and on behalf of the Company an agreement embodying such terms.”
IN WITNESS WHEREOF I have hereunto subscribed my name in the City of London, England, this 14th day of December 2010.

By:	/s/ Michael Cain Michael Cain
Secretary